Exhibit 4.1

INFINITY PROPERTY AND CASUALTY CORPORATION

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of September 17, 2012

to

SENIOR INDENTURE

Dated as of August 6, 2010

5.000% Senior Notes due 2022

FIRST SUPPLEMENTAL INDENTURE, dated as of the 17 day of September, 2012 (this “FIRST SUPPLEMENTAL INDENTURE”), between Infinity Property and Casualty Corporation, a corporation duly organized and existing under the laws of the State of Ohio (hereinafter sometimes referred to as the “Company”), and U.S. Bank National Association, a national banking association as trustee (hereinafter sometimes referred to as the “Trustee”) under the Senior Indenture dated as of August 6, 2010 between the Company and the Trustee (the “Indenture”).

WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its debt securities (the “Securities”), which Securities are to be issued from time to time in such series as may be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

WHEREAS, the Indenture is incorporated herein by this reference; and

WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 5.000% Senior Notes due 2022 (such series being hereinafter referred to as the “5.000% Senior Notes”), the form and substance of such 5.000% Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the 5.000% Senior Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, in consideration of the purchase and acceptance of the 5.000% Senior Notes by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the 5.000% Senior Notes and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

Article One

Additional Definitions

Section 1.01. For all purposes of this First Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Section 1.02. The terms defined in this Section, for all purposes of this First Supplemental Indenture, shall have the respective meanings specified in this Section.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Capital Stock” of any Person means any and all shares, interests, units, participations or other equivalents (however designated) of corporate stock or other equity of such Person.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 5.000% Senior Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Lien” means, with respect to any property or assets, any mortgage, pledge, security interest, lien, conditional sale or other title retention agreement or other similar encumbrance.

“Quotation Agent” means Barclays Capital Inc. and Goldman and Sachs & Co., or another Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means Barclays Capital Inc. and Goldman, Sachs & Co., and their respective successors and, at the Company’s option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

“Stated Maturity” means September 19, 2022.

“Voting Stock” means stock of any class or classes or other ownership interest having general voting power under ordinary circumstances to elect a majority of the board of directors, managers, trustees or persons with similar functions of the entity in question, provided that, for the purposes of this definition, stock which carries only the right to vote conditionally on the happening of an event will not be considered Voting Stock whether or not that event has happened.

“Wholly Owned Subsidiary” means, at any time, a Subsidiary all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at such time be owned, directly or indirectly, by the Company, one or more Wholly Owned Subsidiaries or the Company and one or more Wholly Owned Subsidiaries.

Article Two

General Terms and Conditions of

the 5.000% Senior Notes

Section 2.01. There is hereby established, and authenticated and delivered by the Trustee on the date hereof, a series of Securities designated the “5.000% Senior Notes” limited in aggregate principal amount to $275,000,000. The 5.000% Senior Notes shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity, subject to the provisions of the Indenture relating to the acceleration of maturity. The 5.000% Senior Notes shall be issued in fully registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The 5.000% Senior Notes shall be issued in the form set forth in Exhibit A hereto.

Section 2.02. The 5.000% Senior Notes shall be issued in the form of one or more Registered Global Securities and registered in the name of the Depository (which shall be The Depository Trust Company) or its nominee. 5.000% Senior Notes represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, 5.000% Senior Notes in certificated form, except as may be provided in Sections 2.7 or 2.12 of the Indenture and except if there shall have occurred and be continuing an Event of Default and the holders of a majority in aggregate principal amount of 5.000% Senior Notes determine to discontinue the system of book-entry transfers through the Depository. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for 5.000% Senior Notes registered in such names as the Depository shall direct.

Section 2.03. The Registered Global Securities described above may not be transferred except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or to a successor Depository or its nominee.

Owners of beneficial interests in such Registered Global Securities will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing a 5.000% Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depository or its nominee or to a successor Depository or its nominee. The rights of holders of such Registered Global Securities shall be exercised only through the Depository.

Section 2.04. Each 5.000% Senior Note will bear interest at the rate of 5.000% per annum from and including the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. Interest shall be paid semi-annually in arrears on March 19 and September 19 of each year (each, an “Interest Payment Date”), commencing on March 19, 2013 to the person in whose name such 5.000% Senior Note or any predecessor 5.000% Senior Note is registered at the close of business on the last of the month preceding the month in which such Interest Payment Date occurs (the “Record Date”), provided that the interest payable at the Stated Maturity will be paid to the person to whom principal is payable. Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name the 5.000% Senior Note (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of the 5.000% Senior Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 5.000% Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on the 5.000% Senior Notes is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or other payment in respect of any such early payment), in each case with the same force and effect as if made on the date such payment was originally payable.

Payment of the principal and interest due at the Stated Maturity of the 5.000% Senior Notes shall be made upon surrender of the 5.000% Senior Notes at the Corporate Trust Office. The principal of and interest on the 5.000% Senior Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 14 days prior to the date for payment by the person entitled thereto.

Section 2.05. The 5.000% Senior Notes will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The 5.000% Senior Notes will rank senior to any subordinated indebtedness of the Company.

Section 2.06. The Company will not, and will not permit any Subsidiary to, incur, issue, assume or Guarantee any Indebtedness if such Indebtedness is secured by Lien on any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or shall hereafter be acquired, without providing that the Securities (together with, if the Company shall so determine, any other Indebtedness or obligations of the Company or any Subsidiary ranking equally with such Securities and then existing or thereafter created) shall be secured equally and ratably with such Indebtedness. For the purposes of the foregoing, pledging, placing a lien on or creating a security interest in any shares of Voting Stock of a Significant Subsidiary in order to secure then outstanding Indebtedness of the Company or any Subsidiary shall be deemed to be the incurrence, issuance, assumption or Guarantee (as the case may be) of such Indebtedness.

The foregoing limitation shall not apply to (i) up to $10 million of Indebtedness not contemplated by clauses (ii) and (iii), (ii) Indebtedness secured by a Lien on any shares of Voting Stock of any corporation if such Lien is made or granted prior to or at the time such corporation becomes a Significant Subsidiary, (iii) Liens securing Indebtedness of a Significant Subsidiary to the Company or another Significant Subsidiary or (iv) the extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (ii) and (iii) but only if the principal amount of Indebtedness secured by the Liens immediately prior to the extension, renewal or replacement is not increased and the Lien is not extended to other property.

Section 2.07. The Company will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any shares of Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) except for, subject to the covenant relating to mergers and sales of assets described in Section 5.1, (i) a sale, transfer or other disposition of any Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) to a Wholly Owned Subsidiary of the Company or (ii) a sale, transfer or other disposition for at least fair value (as determined by the Board of Directors acting in good faith) of any of the Capital Stock of any Significant Subsidiary (or of any Subsidiary having direct or indirect control of any Significant Subsidiary) held by the Company and its Subsidiaries, and in either such case, after giving effect to the use of proceeds therefrom, the Company and its Subsidiaries, considered as a whole, would continue to be principally engaged in the business the Company and its Subsidiaries conduct as of September 17, 2012.

Section 2.08. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 2.06 or 2.07 of this First Supplemental Indenture if, before the time for such compliance the Holders of at least a majority (or such greater amount as may be specified in any such term, provision or condition) in Principal amount of the outstanding Securities shall, by the act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Article Three

Redemption of the 5.000% Senior Notes

Section 3.01. Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the 5.000% Senior Notes, in whole, at any time, or in part, from time to time, at a redemption price (the “Redemption Price”) equal to the greater of (i) 100% of the principal amount of the 5.000% Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 5.000% Senior Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points; plus, in each case, any accrued and unpaid interest thereon to the date of such redemption. If the 5.000% Senior Notes are only partially redeemed pursuant to this Section 3.01, the 5.000% Senior Notes will be redeemed pro rata by the Trustee. The Company may not redeem the 5.000% Senior Notes in part unless all accrued and unpaid interest has been paid in full on all outstanding 5.000% Senior Notes for all interest periods terminating on or prior to the date of redemption.

Notwithstanding Section 3.2 of the Indenture, the notice of redemption with respect to the foregoing redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Redemption Price with respect to the foregoing redemption promptly after the calculation thereof. The Trustee shall not be responsible for calculating said Redemption Price.

Article Four

Form of 5.000% Senior Notes

The 5.000% Senior Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms set forth in Exhibit A attached hereto.

Article Five

Original Issue of 5.000% Senior Notes

5.000% Senior Notes in the aggregate principal amount of $275,000,000 may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Notes to or upon the written order of the Company, signed by its Chairman, Chief Executive Officer or President and its Treasurer or an Assistant Treasurer, Controller or Assistant Controller, without any further action by the Company.

Article Six

Miscellaneous Provisions

Section 6.01. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided and shall be read, taken and construed as one and the same instrument.

Section 6.02. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 6.03. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state.

Section 6.04. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the date or dates indicated in the acknowledgments and as of the day and year first above written.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ Samuel J. Simon

Name:	Samuel J. Simon
Title:	Executive Vice President, General Counsel and Assistant Secretary

Attest:

/s/ James H. Romaker
Name:	James H. Romaker
Title:	Associate General Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:	/s/ Robert T. Jones

Name:	Robert T. Jones
Title:	Vice President

Signature Page to First Supplemental Indenture

Exhibit A

(FORM OF FACE OF NOTE)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 2.2 OF THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN SECTION 2.2 OF THE INDENTURE.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No.[ ]	$

CUSIP No. [            ]

ISIN No. [            ]

INFINITY PROPERTY AND CASUALTY CORPORATION

5.000% Senior Note due 2022

INFINITY PROPERTY AND CASUALTY CORPORATION, a corporation duly organized and existing under the laws of the State of Ohio (herein referred to as the “Company”, which term includes any successor corporation under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Seventy-Five Million U.S. Dollars ($275,000,000), on September 19, 2022 (the “Stated Maturity”), and to pay interest on such principal sum from and including September 17, 2012 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, payable semi-annually in arrears on March 19 and September 19 of each year (each such date, an “Interest Payment Date”), commencing on March 19, 2013, at the rate of 5.000% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and, for any period shorter than a full calendar month, on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or other payment in respect of any such early payment), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Note (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the last day of the month preceding the month in which such Interest Payment Date occurs (each, a “Record Date”). Any such interest installment not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the registered holder on the relevant Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may then be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to.

Payment of the principal of and interest due at the Stated Maturity of this Note shall be made upon surrender of this Note at the Corporate Trust Office. The principal of and interest on this Note shall be paid in such coin of currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 15 days prior to the date for payment by this person entitled thereto.

The Senior Notes (as defined on the reverse hereof) will be senior unsecured obligations of the Company and will rank equally in right of payment with all of the other senior unsecured, unguaranteed and unsubordinated indebtedness of the Company from time to time outstanding. The Senior Notes will rank senior to any subordinated indebtedness of the Company.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

IN WITNESS WHEREOF, the Company has caused this Note to be executed.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:

Name:
Title:

Attest:

Name:
Title:

Certificate of Authentication

This is one of the Notes of the series of Securities described in the within-mentioned Indenture.

Dated: [        ], 2012

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:
Authorized Signatory

(Reverse)

5.000% Senior Note due 2022

(continued)

This Note is one of a duly authorized series of senior notes of the Company (herein sometimes referred to as the “Securities”), specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to a Senior Indenture dated as of August 6, 2010 (the “Indenture”) duly executed and delivered between the Company and U.S. Bank National Association, a national banking association, as Trustee (herein referred to as the “Trustee”), to which Indenture and all indentures supplemental thereto (including, without limitation, the First Supplemental Indenture, dated as of September 17, 2012, between the Company and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities and the terms upon which said Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of a series designated as the 5.000% Senior Notes due 2022, limited in aggregate principal amount of $275,000,000.

Subject to the terms of Article Three of the Indenture, the Company shall have the right to redeem the Securities of this series at the option of the Company, in whole or in part at any time and from time to time (an “Optional Redemption”), at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities of this series to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 50 basis points; plus, in each case, any accrued and unpaid interest thereon to the date of such redemption. If the Securities of this series are only partially redeemed by the Company pursuant to an Optional Redemption, the Securities of this series will be redeemed pro rata by the Trustee.

“Adjusted Treasury Rate” means, with respect to any date of redemption, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 5.000% Senior Notes.

“Comparable Treasury Price” means, with respect to any date of redemption, the average of the Reference Treasury Dealer Quotations for the date of redemption, after excluding the highest and lowest Reference Treasury Dealer Quotations, or if the Quotation Agent obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations.

“Quotation Agent” means Barclays Capital Inc. and Goldman, Sachs & Co., or another Reference Treasury Dealer appointed by the Company.

“Reference Treasury Dealer” means Barclays Capital Inc. and Goldman, Sachs & Co., and their respective successors and, at the Company’s option, other nationally recognized investment banking firms that are primary dealers of U.S. government securities in New York City. If any of the foregoing ceases to be a primary dealer of U.S. government securities in New York City, the Company must substitute another primary dealer of U.S. government securities.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any date of redemption, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

In case an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of the Securities of this series may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Securities of this series upon compliance by the Company with certain conditions set forth therein.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series, which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

Upon an Event of Default, the Trustee or the holders of not less than 25% in principal amount of the outstanding Securities of this series may declare the principal of all of the Securities of this series to be immediately due and payable; and upon any such declaration such principal amount of and the accrued interest on all of the Securities of this series shall become immediately due and payable.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company designated for such purpose in the City of St. Paul, Minnesota, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Security, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

[If this Note is to be issued as a Registered Global Security, insert: This Registered Global Security is exchangeable for Securities in certificated form only under certain limited circumstances set forth in the Indenture. The Securities of this series are issuable in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Security shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and performed in said state.